Exhibit 10.2

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

July 31, 2020

AMENDMENT NO. 1 TO BUSINESS UNDERSTANDING AGREEMENT

CSP Technologies, Inc. (“CSP”), and Zosano Pharma Corp. (“Zosano”) agree to enter into this Amendment No. 1 to Business Understanding Agreement (this “Amendment”), amending the Business Understanding Agreement (the “BUA”) dated September 13, 2018 between CSP and Zosano. Except as otherwise defined herein, all capitalized terms used herein are used as defined in the BUA.

Introduction: Since the date of the BUA, the parties have been working toward a goal of ramping up production of the Product to reach commercial operation. During that time the anticipated services to be provided by CSP and other aspects of the Project and the transactions contemplated by the BUA have evolved, and to reflect those changes, the parties have agreed to adjust the pricing contemplated by Annex 1 to the BUA.

Agreement: In recognition of the changes referred to above and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

1. The Unit Pricing for Commercial Production of the Product as set forth in Annex 1 to the BUA is hereby amended by, in each case, increasing the Unit Pricing set forth in said Annex 1 by the related Price Adjuster amount set forth in Exhibit I hereto, for the specified volume of production in each of the first [***] years of Commercial Production of the Product. In order to determine the Price Adjuster for each year, no later than the [***], Zosano will provide CSP an estimate of Product quantity to be purchased during the coming year. Throughout the year, that estimate will be used to invoice the applicable Price Adjuster amount. No later than [***] after the end of the year, the parties will true up the Price Adjuster to reflect the actual volume of Product purchased.

2. Pursuant to the BUA, the initial Unit Pricing set forth in Annex 1 is effective for [***] years from the date of the BUA, and pricing is to be adjusted based on changes in the Consumer Price Index. To the extent the Unit Pricing is adjusted pursuant to the BUA, this Amendment does not impact any such changes, but the Price Adjuster specified by Exhibit I hereto will be added to the Unit Pricing as so adjusted.

3. Also pursuant to the BUA, if Zosano wishes to terminate the Supply Agreement (or ceases to purchase Product from CSP if the parties do not enter into a Supply Agreement) for any reason other than due to CSP’s material breach prior to the time that CSP has produced, and Zosano has purchased, a minimum of 25 million units of Product, Zosano is required to pay to CSP certain amounts as set forth in the BUA. No such payments will be owed if Zosano terminates the Supply Agreement in connection with CSP’s material breach. In addition to the amounts specified in the BUA, if (a) Zosano [***] ceases to purchase Product from CSP if the parties do not enter into a Supply Agreement) for any reason other than (i) CSP’s material breach, or (ii) because Zosano does not obtain FDA approval of the Product, or (b) [***], or (c) [***], in each case, [***], Zosano will pay to CSP an amount equal to the difference between $4,600,000 and the amount paid prior to such termination. No such payments will be owed if Zosano terminates the Supply Agreement in connection with CSP’s material breach.

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

4. Except as otherwise set forth herein, the BUA and all terms set forth therein shall remain in full force and effect.

In witness whereof, the undersigned have executed this Amendment as of the date set forth above.

CSP Technologies, Inc.		Zosano Pharma Corp.

By:	/s/ John Belfance	By:	/s/ Steven Lo

Date:	07/27/2020	Date:	31 July 2020

EXHIBIT I

Omitted pursuant to Regulation S-K, Item 601(a)(5).